Exhibit 4.20

1
印 紙
200円

5

商流取引(タームローン型)契約書

平成27年2月5日

株式会社三菱東京UFJ銀行 御中

甲(借入人)

住 所　〒108-0075 東京都港区港南2-12-23
明産高浜ビル7F
氏 名　株式会社ＵＢＩＣ
代表取締役 守 本 正 宏

甲は、株式会社三菱東京UFJ銀行(以下、「乙」といいます。)との商流取引(タームローン型)について、以下の条項について確認し承諾します(以下、「本契約」といいます。)。なお、本契約における適格売掛先に関連する規定は、本契約別紙において適格売掛先を指定した場合に限り適用されるものとします。また、甲は乙を貸出人とする各証書貸付契約(別添規定において定義します。)の各条項についても遵守します。なお、注意的に規定しますが、甲は、乙が本契約の締結により新たな証書貸付その他の貸付について約束したものではないことを確認します。

記

第1条　(商流取引)

乙は、甲に対して、次条第2項に基づく入金実績金額通知書の交付をすると同時に、第3条第1項に定める各適格売掛債権に関する第4条に定める売掛金回収口座への入金データ(大口売掛先の割合、分散状況等を含みます。)等(以下、「売掛金周辺情報」といいます。)を提供します。

第2条　(入金実績金額の設定等)

1. 乙は、各証書貸付契約に基づく貸付取引(以下、「本件借入」といいます。)に関し、各月の末日(当該日が銀行営業日でない場合は直前の銀行営業日。但し、初回は平成27年3月31日。以下、「判定日」といいます。)において、判定日の属する月の前暦月の末日における本件借入の未返済の借入残高が、以下に定める計算方法に基づいて毎月計算される金額(以下、「入金実績金額」といいます。)を下回るか否かについて判定するものとします。
判定日の属する月(以下、「計算月」といいます。)にかかる算定基準期間(別添規定において定義します。)に、乙に開設された第4条に定める売掛金回収口座宛に振込入金された第3条第1項に定める各適格売掛債権について、第3条第2項に従い算出した適格売掛金額に掛目(別添規定において定義します。)を乗じた金額(1円未満は切り捨て、以下同じ。)をもって当該計算月にかかる入金実績金額とします。
2. 入金実績金額の算出は、各計算月に乙が行うものとし、当該計算月の20日(当該日が銀行営業日でない場合は、直後の銀行営業日。以下、「計算確定日」といいます。)迄に、乙所定の入金実績金額通知書を乙が定めた通知書交付方法(郵便事業株式会社が提供する簡易書留郵便により発送する方法、または乙が甲に対して直接手交する方法のうち、乙がその

2
(商流タームローン(スキーム①))
(保存:取引終了後 10 年)

3
銀 行 使 用 欄

4

検閲	実施	印鑑照合

5

第11条　（守秘義務）

甲は、本契約並びに本件借入に関わるすべての事項について機密事項として管理し、本契約に基づく権利行使をする場合を除き、これを第三者に開示してはならないものとします。

第12条　（契約の変更等）

1. 甲及び乙は、両者の書面による合意により、本契約の内容を変更することが出来るものとします。
2. 甲は、本契約別紙記載の適格売掛先または除外売掛先に関する事実（社名、代表者名を含むがこれに限られない。）に変更が生じた場合には、速やかに乙に対して当該事実を連絡するものとします。
3. 本条第1項の定めに拘らず、甲から前項の連絡を受けた場合には、乙は、本契約別紙記載の適格売掛先または除外売掛先にかかる記載内容を変更すること（既存の適格売掛先を適格売掛先から除外することを含むがこれに限られない。）が出来るものとします。
4. 甲及び乙は、本契約の何れかの規定または誰かの義務の履行が、法令の変更、制定、判例の変更、当局の関連する法令に関する見解の変更若しくは発表等により、違法または不適切になると乙が判断した場合には、誠実に話し合った上、乙の判断に従って当該規定または義務の履行が適法になるように変更するものとします。

以　上

4

1

別添規定

1. 用語の定義

「証書貸付契約」	甲が乙に差し入れた、以下の金銭消費貸借契約証書をいいます。 差 入 日: 平成27年2月5日 当初借入金額: 400百万円
「算定基準期間」	各計算月の直前の3暦月の期間をいいます。
「掛目」	75%とします。
「引上金利」	各証書貸付契約に規定される金利に0.1%加算した金利とします。
「売掛金回収口座」	口座店名: 三菱東京UFJ銀行 品川駅前支店 口座名義: 株式会社UBIC 預金種目: 普通預金 口座番号: 2034628
「契約期限」	平成32年1月31日
「商流取引手数料」	以下の通りとします。 金額:3,000,000円に消費税等相当額240,000円を加えた合計3,240,000円 但し、税法の改正により消費税等の税率が変動した場合には、改正以降における上記消費税等相当額は変動後の税率により再計算する。

2. 特約条項

該当無し。

5

別　紙

適格売掛先名	代表者
日本電気株式会社	遠藤　信博
NECトーキン株式会社	小山　茂典
小野薬品工業株式会社	相良　暁
京セラ株式会社	山口　悟郎
三菱重工業株式会社	宮永　俊一
太陽誘電株式会社	綿貫　英治
日本碍子株式会社	大島　卓
日本コーンスターチ株式会社	倉地　聡一郎
パナソニック株式会社	津賀　一宏
株式会社東海理化電機製作所	牛山　雄造
西村あさひ法律事務所	保坂　雅樹
TMI総合法律事務所	田中　克郎
ソニー株式会社	平井　一夫
ソニービジネスソリューション株式会社	宮島　和雄
ソニーエナジー・デバイス株式会社	江連　淑人

除外売掛先名	代表者
株式会社UBICリスクコンサルティング	古野　啓介
Payment Card Forensics株式会社	野﨑　周作
株式会社UBICパテントパートナーズ	白坂　一

（以下余白）

6

1

STAMP

200 YEN

2

(Distribution Channels Term Loan (Scheme [1]))

(Retention: 10 years after completion of the transaction)

3

BANK TO COMPLETE THIS SECTION

4

Reviewed

Implemented

Seal impression verified

5

Agreement (for Term Loan) for Transaction of Distribution Channels

February 5, 2015

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

FIRST PARTY (Borrower)

Address:	Meisan Takahama Building 7F, 2-12-23 Kounan, Minato-ku, Tokyo 108-0075, Japan

Name:	UBIC, Inc. Masahiro Morimoto, CEO and Chairman of the Board

The First Party confirms and accepts the following provisions (hereinafter referred to as the “Agreement”) concerning the transaction of its distribution channels (for term loan) with The Bank of Tokyo-Mitsubishi UFJ, Ltd (hereinafter referred to as the “Second Party”). The provisions related to Approved Trade Debtors as set forth herein shall apply only if such Approved Trade Debtors are specified in the Appendix hereto. Further, the First Party shall comply with the provisions of a Loan on Deed Agreement (as defined in the Attachment hereto) upon which the Second Party shall act as a lender. For the avoidance of doubt, the First Party acknowledges that the execution by the Second Party of this Agreement does not constitute a promise that it will undertake a new loan on deed or any other loan.

Provisions

Article 1 (Transaction of Distribution Channels)

The Second Party shall deliver to the First Party a Notice of Amount of Credit Results pursuant to Paragraph 2 of the next Article, and shall, with respect to Approved Receivables as defined in Article 3, Paragraph 1, provide to the Frist Party data (including percentages of major trade debtors, status of variance, etc.) on credits to the Credit Collection Account as defined in Article 4, and other data (hereinafter referred to as “Accounts Receivable-Related Information”).

Article 2 (Arrangement for Amount of Credit Results, etc.)

1. With regard to each loan made under a Loan on Deed Agreement (hereinafter referred to as the “Borrowing”), the Second Party shall, at the end of each moth (if the day is not a bank business day, the preceding bank business day prior thereto; provided that the first reference date shall be March 31, 2015; each such day hereinafter referred to as a “Reference Date”), determine if the outstanding balance of the Borrowing as of the end of the preceding calendar month prior to the month in which the Reference Date falls is less than an amount calculated on a monthly basis using the means set forth below (hereinafter referred to as an “Amount of Credit Results”).

With respect to each month in which a Reference Date falls (hereinafter referred to as “Calculation Month”), an Amount of Credit Results shall be the Approved Amount of Accounts Receivable as calculated pursuant to Article 2, Paragraph 2 for Approved Receivables (as defined in Article 3, Paragraph 1), as multiplied by the Assessment Rate (a fraction of one yen shall be disregarded; the same shall apply hereafter), which is credited to the Credit Collection Account (as defined in Article 4) established for the Second Party during a Calculation Reference Period (as defined in the Attachment hereto) relating to such Calculation Month.

2. An Amount of Credit Results shall be calculated by the Second Party in each Calculation Month, and when the Second Party delivers its designated Notice of Amount of Credit Results to the First Party in a manner of delivery as prescribed by the Second Party (either by simple registered post offered by Japan Post Service Co, Ltd. or by personal delivery by the Second Party to the First Party, as the Second Party may elect in each case) no later than the 20th day of that Calculation Month (if the day is not a bank business day, the next bank business day thereafter; each such day hereinafter referred to as a “Effective Date of Calculation”), such amount shall become final after the Effective Date of Calculation (the term “deliver” as used in this Agreement shall be construed to refer to the making of a delivery according to either of the delivery methods as set forth above). In the event of any modification to this Agreement, an Amount of Credit Results shall be calculated by the Second Party based on the changed terms, and shall become final when the Second Party delivers its designated Notice of Amount of Credit Results to the First Party no later than a relevant date of modification or the Effective Date of Calculation of the month in which the date of modification falls. An Amount of Credit Results as so modified shall apply as of the first Reference Date that occurs after the date of modification

3. The Second Party may, upon notice to the First Party, modify the Assessment Rate or any of approved trade debtors as listed in the Appendix hereto (hereinafter referred to as “Approved Trade Debtors”) (including any modification which is intended not to cover certain Approved Trade Debtors), in which case the terms as so modified shall apply as of the first Reference Date that occurs after the date of notice of such modification.

4. If, with respect to a Reference Date, the Second Party determines that an Amount of Credit Results calculated pursuant to Paragraph 1 of this Article is less than the outstanding balance of the Borrowing as of the end of the preceding calendar month prior to the month in which the Reference Date falls, interest applicable to the Borrowing for the period from (and including) the next day after the first date of interest payment occurring on or after the Reference Date to (and including) the next date of interest payment shall be increased to that rate as prescribed in the Attachment hereto (hereinafter referred to as “Increased Interest”).

5. If there is any provision in the Attachment hereto that sets forth a Special Period for Amount of Credit Results, the preceding Paragraph shall not apply with respect to any Reference Date(s) which falls within such period.

Article 3 (Approved Receivables)

1. The term “Approved Receivables” shall mean those receivables as approved by the Second Party which meet all of the following conditions; provided that any receivables for which payments are collected in the name of remitters listed as Excluded Trade Debtor in the Appendix shall in no event be considered “Approved Receivables”:

[1] Receivables which accrues in the First Party’s ordinary course of business;

[2] for which payments are collected to the Credit Collection Account as defined in Article 4; and

[3] which are not transferred to any other person, or mortgaged, pledged or otherwise used as collateral.

2. In relation to all Approved Receivables, the term “Approved Amount of Accounts Receivable” shall be the sum of the amounts collected on Approved Receivables for a Calculation Reference Period relating to each Calculation Month; provided that except to the extent that payments are collected in the name of remitters listed as Approved Trade Debtor in the Attachment hereto, if the amounts collected on Approved Receivables in the name of the same remitter exceed the sum of the amounts of all Approved Receivables for such Calculation Reference Period as multiplied by five (5) percent, an Approved Amount of Accounts Receivable on Approved Receivables for the remitter shall be calculated with such excess amount deducted.

3. Upon request by the Second Party, the First Party shall, without delay, provide to the Second Party written proof of Approved Receivables (including, without limitation, notes of payment, invoices and statements of delivery)

Article 4 (Credit Collection Account)

1. The Credit Collection Account shall be as set forth in the Attachment hereto.

2. The First Party shall take necessary actions to require all Approved Trade Debtors to make their payments by transfer of funds to the Credit Collection Account.

3. When any amount owed by the First Party to the Second Party becomes due, or otherwise as the Second Party deems necessary, the Second Party shall be entitled to apply in its designated manner all or any part of the balance on the Credit Collection Account for repayment of any amount owed to it by the First Party.

4. In debiting the Credit Collection Account pursuant to the preceding Paragraph, it shall not be necessary for the First Party to submit to the Second Party its deposit book or deposit repayment claim form or to draw a current account check or other check.

Article 5 (Term of Agreement)

This Agreement shall expire on the Expiration Date (as defined in the Attachment hereto).

Article 6 (Compliance Provisions)

1. As long as any amount owed to the Second Party by the First Party under a Loan on Deed Agreement and this Agreement remains outstanding, the First Party shall comply with applicable compliance provisions, if any, of the Attachment hereto.

2. Any violation by the First Party of any of these applicable compliance provisions of the Attachment hereto shall be treated in accordance with the Attachment hereto.

Article 7 (Failure to Perform Obligation)

If the First Party fails to perform any of its obligations under a Loan on Deed Agreement or this Agreement (other than those obligations arising in connection with applicable compliance provisions, if any, of the Attachment hereto), the First Party shall, upon request by the Second Party, forfeit the benefit of time for all amounts owed by it to the Second Party, and this Agreement shall terminate and the First Party shall repay all such amounts to the Second Party immediately.

Article 8 (Submission of Financial Information)

1. The First Party shall submit to the Second Party the First Party’s balance sheet, statement of income and other financial statements as requested by the Second Party within three (3) months of the First Party’s closing date.

2. The First Party shall submit any other financial statements of the First Party as requested by the Second Party without delay.

Article 9 (Fee)

1. In consideration for the establishment by the Second Party of the scheme under this Agreement (including the provision of Accounts Receivable-Related Information and associated Notices of Amount of Credit Results; hereinafter referred to as the “Scheme”) relating to a Loan on Deed Agreement entered into as of the date of this Agreement, and for services provided by the Second Party under the Scheme, the First Party shall, on the date of execution of this Agreement, pay to the Second Party the fee as set forth in the Attachment hereto (hereinafter referred to as the “Fee for Transaction of Distribution Channels”) in the Second Party’s designated manner.

2. The First Party acknowledges that it will pay the Fee for Transaction of Distribution Channels in consideration for the establishment of the Scheme and services provided by the Second Party under the Scheme, and understands that it shall not be entitled by reason of earlier termination of this Agreement or otherwise to claim refund from the Second Party of all or any part of the Fee for Transaction of Distribution Channels paid by the First Party hereunder.

3. Notwithstanding the foregoing, upon expiration or termination of a Loan on Deed Agreement and this Agreement, and if, with respect to the fee paid to the Second Party by the First Party as set forth above, the actual interest rate calculated by the Second Party based on the Interest Rate Restriction

Act and other interest restriction and similar laws exceeds the maximum rate as permitted by these laws, the Second Party will at its discretion refund to the First Party any such excess (in an amount as calculated by the Second Party in its prescribed manner). Further, the Second Party shall refund all or any part (in an amount as calculated by the Second Party in its prescribed manner) of the fee as set forth above if it violates or is likely to violate any law or regulation or otherwise as it deems necessary.

Article 10 (Payment of Expenses)

The First Party shall bear all expenses (including legal fees) incurred in executing or making a change or modification to this Agreement, any expenses (including legal fees) incurred in the establishment or enforcement of rights or performance of obligations by the Second Party under this Agreement, and any stamp and similar taxes and duties imposed in connection with this Agreement unless otherwise required by law or regulation, and if the Second Party pays any such expense on behalf of the First Party, the First Party shall, immediately upon demand by the Second Party, reimburse the Second Party therefor.

Article 11 (Confidentiality)

The First Party shall maintain in confidence any and all matters concerning this Agreement and the Borrowing, and shall not disclose the same to any third party except as may be necessary to exercise its rights under this Agreement.

Article 12 (Amendment to Agreement, etc.)

1. The First Party and the Second Party may amend any of the provisions of this Agreement upon agreement in writing between the parties.

2. If any change occurs to the content of Approved Trade Debtors or Excluded Trade Debtors listed in the Appendix hereto (including, without limitation, company names, and representative names), the First Party shall notify the Second Party promptly thereof.

3. Notwithstanding Paragraph 1 of this Article, the Second Party may, upon receipt of notice from the First Party pursuant to the preceding Paragraph, modify the content of Approved Trade Debtors and Excluded Trade Debtors listed in the Appendix hereto (including, without limitation, excluding any existing debtor from the list of Approved Trade Debtors).

4. If any provision of this Agreement or the performance by either party of any obligation under this Agreement is determined by the Second Party to be illegal or inappropriate by reason of a change in law, an enactment of law, a change to the judicial precedent, a change to or an announcement of the legal interpretation by a competent authority or otherwise, the First Party and the Second Party shall discuss in good faith and the Second Party shall at its discretion modify such provision or performance of obligation so that the same will be lawful.

Period.

1

Attachment

1. Definitions

“Loan on Deed Agreement”	shall mean the following loan agreement executed by the First Party with the Second Party:
Dated: February 5, 2015 Initial borrowing amount: 400 million yen

“Calculation Reference Period”	shall mean the period of three (3) calendar months immediately before each Calculation Month.

“Assessment Rate”	shall be seventy five percent (75%).

“Increased Interest”	shall mean 0.1% above the interest rate as set forth in a Loan on Deed Agreement.

“Credit Collection Account”	Branch name: Shinagawaekimae Branch of The Bank of Tokyo-Mitsubishi UFJ, Ltd. Account holder: UBIC, Inc. Type of account: Saving account Account number: 2034628

“Expiration Date”	shall mean January 31, 2020.

“Fee for Transaction of Distribution Channels”

shall be as follows:
Amount: 3,000,000 yen, plus the amount of consumption tax, etc. of 240,000 yen, totaling 3,240,000 yen.
Note that in the event of a change in the consumption tax rate, etc. arising from any revision to the tax law, the amount of consumption tax, etc. set forth above shall thereafter be recalculated based on the changed tax rate.

2. Special Provisions	Nothing applicable.

Appendix

2および3

Name of Approved Trade Debtor	Representative
NEC Corporation	Nobuhiro Endo
NEC TOKIN Corporation	Shigenori Oyama
ONO PHARMACEUTICAL CO., LTD.	Gyo Sagara
KYOCERA Corporation	Goro Yamaguchi
Mitsubishi Heavy Industries, Ltd.	Shunichi Miyanaga
TAIYO YUDEN CO., LTD.	Eiji Watanuki
NGK INSULATORS, LTD.	Taku Oshima
JAPAN CORN STARCH CO., Ltd.	Soichiro Kurachi
Panasonic Corporation	Kazuhiro Tsuga
TOKAI RIKA CO., LTD.	Yuzo Ushiyama
Nishimura & Asahi	Masaki Hosaka
TMI Associates	Katsuro Tanaka
Sony Corporation	Kazuo Hirai
Sony Business Solutions Corporation	Kazuo Miyajima
Sony Energy Devices Corporation	Yoshito Ezure

4および5

Name of Excluded Trade Debtor	Representative
UBIC Risk Consulting, Inc.	Keisuke Furuno
Payment Card Forensics, Inc.	Shusaku Nozaki
UBIC Patent Partners Inc.	Hajime Shirasaka

(Remainder of Page Intentionally Left Blank)

[1] 印紙 100,000 円

[2] 金銭消費貸借契約証書

[5] 店番	[6] 取引先番号	[7] 取引番号
588	2034628	

[8] 平成 27 年 2 月 5 日

[3] 株式会社三菱東京UFJ銀行 御中

〒108-0075 東京都港区港南2-12-23
明産高浜ビル７Ｆ

住所
株式会社ＵＢＩＣ
債務者 代表取締役 守 本 正 宏 [4] 印

住所
連帯保証人 印

住所
連帯保証人 印

[9] 債務者は、別に差入れた銀行取引約定書の各条項を承認のうえ、貴行と次の通り金銭消費貸借契約を締結します。

第1条（金銭消費貸借）

債務者は、次の要項にもとづき貴行から金銭を借り受けました。

[10] 1 借入金額	[11] ¥400,000,000 円 [12]（金額の頭部に¥マーク）	[13] 2 資金使途	[14] 運転 資金
[15] 3 利率	[16] 年 別紙 （特約書による） %	[17] 損害金の割合	年 14%

[18]（1年を 365 日とし、日割で計算する）

[19] 4 返済方法

[20] (1)初回および最終回の返済は次の通りとします。

[21] 初回返済日	[22] 初回返済額	[23] 最終返済期限	[24] 最終返済額
27 年 02 月 28 日	6,666,000 円	32 年 01 月 31 日	6,706,000 円

[25] (2)第2回以降（最終回を除く）の返済は次の通りとします。

[26] 第2回返済月	[27] 第2回返済額
27 年 03 月	6,666,000 円

No.	返済期間	間隔	毎回返済額
[28] ③	31 年 12 月迄	[29] 01 ヶ月毎	[30] 6,666,000 円
[31] ④	年 月迄	[32] ヶ月毎	[33] 円
[34] ⑤	年 月迄	[35] ヶ月毎	[36] 円
[37] ⑥	年 月迄	[38] ヶ月毎	[39] 円
[40] ⑦	年 月迄	[41] ヶ月毎	[42] 円
[43] ⑧	年 月迄	[44] ヶ月毎	[45] 円
[46] ⑨	年 月迄	[47] ヶ月毎	[48] 円
[49] ⑩	年 月迄	[50] ヶ月毎	[51] 円
⑪	[52] 年 月迄	[53] ヶ月毎	[54] 円

[55] (3)上記(2)の毎回返済日は 月末 日とします。
(4)上記(1)(2)の返済日が休日の場合には次の日を返済日とします。
休日の翌営業日、ただし越月するときは前営業日

[56] 5 利払方法

[57] (1) 利払日は、借入日および 27 年 2 月 27 日、以降 1 ヶ月毎の前号(3)に定める日の応当日とし、借入日（第2回以降は各利払日の翌日）から次回利払日（最終回は最終返済期限）までの利息を前払いします。
(2) 各利払日が休日の場合には前号(4)に準じます。

[58] 6 返済用預金口座	[59] 店名 品川駅前支店	[60] 科目 普通	[61] 口座番号 2034628	[62] 名義人 債務者

[63] 7 信用保証協会保証	[64] 信用保証協会	[65] 保証番号	

[66] 番号 155-000100880
日時 27/01/29 18:08:54

検閲	実施	印鑑照合
	[67]	

13100 13.02 (10Y)

1

STAMP

100,000 YEN

2

Loan Agreement

3

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Address	Meisan Takahama Building 7F, 2-12-23 Kounan, Minato-ku, Tokyo 108-0075, Japan

Debtor	UBIC, Inc. Masahiro Morimoto, CEO and Chairman of the Board

Address

Joint and several Guarantor

Address

Joint and Several Guarantor

4

SEAL

SEAL

SEAL

5

Branch No.

588

6

Customer No.

2034628

Transaction No.

February 5, 2015

The Debtor accepts the provisions of the banking transaction contract separately executed by it, and hereby enters into the following loan agreement with the Bank.

Article 1 (Monetary Loan for Consumption)

The Debtor has received a monetary loan from the Bank as follows:

10

Amount borrowed

11

Yen

¥ 400,000,000

12

(Insert the mark “¥” before the value)

13

Intended use

14

Working capital

15

Interest rate

16

as separately provided in the Special Terms

per annum

17

Rate of delinquency charge

14%

per annum

(To be calculated on a daily basis based on a 365-year)

Repayment method

20

(1) The initial and last repayments shall be made as follows:

21

First repayment date

Month Date Year

02  28  2015

22

First repayment amount

6,666,000 Yen

23

Due date for last repayment

Month Date Year

01  31  2020

24

Last repayment amount

6,706,000 Yen

25

(2) The second and subsequent repayments (excluding the last repayment) shall be made as follows:

26

Second repayment month

Month Year

03  2015

Second repayment amount

6,666,000 Yen

For the repayment period until

Month Year

12  2019

29

At intervals of

01 month(s)

30

Each repayment amount

6,666,000 Yen

31

For the period until

Month Year

32

At intervals of

month(s)

33

Each repayment amount

Yen

34

For the period until

Month Year

At intervals of

month(s)

Each repayment amount

Yen

37

For the period until

Month Year

38

At intervals of

month(s)

39

Each repayment amount

Yen

40

For the period until

Month Year

41

At intervals of

month(s)

42

Each repayment amount

Yen

43

For the period until

Month Year

At intervals of

month(s)

Each repayment amount

Yen

46

For the period until

Month Year

47

At intervals of

month(s)

48

Each repayment amount

Yen

49

For the period until

Month Year

50

At intervals of

month(s)

51

Each repayment amount

Yen

52

For the period until

Month Year

At intervals of

month(s)

Each repayment amount

Yen

55

(3) Each repayment date set forth in (2) above shall be the last day of each month.

(4) If any repayment date as set forth in (1) or (2) falls on a holiday, the repayment day shall be as follows:

The next business day following the holiday; if the next business day is in the next calendar month, the preceding business day prior to the holiday.

56

Interest payment method

57

Interest payment dates shall be the date of borrowing, and February 27, 2015, and thereafter each monthly anniversary of the day as set forth in Item (3) above, and interest shall be prepaid for the period between the date of borrowing (in the case of second and subsequent payments, the next day following each interest payment date) and the next interest payment date (in the case of the last payment, the due date for the last repayment).

(2) If any interest payment date falls on a holiday, Item (4) above shall apply mutatis mutandis.

58

Deposit account for repayment

59

Branch name

Shinagawaekimae Branch

60

Type

Saving

Account No.

2034628

Account holder

Debtor

63

Guarantee provided by a credit guarantee corporation

64

Credit Guarantee Corporation

65

Guarantee No.

66

Number  155-000100880

Time and date  18:08:54, 01/29/2015

67

Reviewed

Implemented

Seal impression verified

1

Article 2 (Partial earlier repayment)

If the Debtor makes a partial earlier repayment, the Debtor shall make subsequent repayments in accordance with the preceding Article and the due date for the last repayment shall be accelerated accordingly, unless the Debtor specifically requests otherwise.

Article 3 (Debiting of Saving Account for Principal and Interest)

(i) With respect to the principal to be repaid by the Debtor, amounts of repayment shall be debited on agreed repayment dates from the deposit account for repayment as indicated in Article 1, Item (6), and applied for their respective repayments.

[1] Notwithstanding anything contained in the terms relating to current accounts or saving accounts/multiple-purpose account transactions, the Debtor will, for the purpose of the debiting as set forth above, omit the submission of a check or a saving/multiple-purpose account passbook and a repayment claim form therefor.

[2] If the balance on the deposit account for repayment is insufficient on any repayment date, the Bank may, at any time thereafter when the balance reaches the amount payable, complete the debiting process as set forth above.

(ii) The Debtor agrees that Item [1] of this Agreement shall apply mutatis mutandis when any interest, delinquency or other charge associated with the borrowing is debited from the deposit account for repayment.

(iii) The Debtor shall be subject to instructions by the Bank for any cases other than set forth in (i) and (ii).

Article 4 (Payment of Expenses)

The Debtor shall bear all expenses arising from the execution of this Agreement and a deed as set forth in Article 6, and any disposal of collateral, and any expenses incurred in connection with the provisions hereof.

Article 5 (Guaranty)

[1] The Guarantor shall be liable, jointly and severally with the Debtor, for guaranteeing all the obligations of the Debtor under the provisions hereof and shall, in performing such guarantee, comply with the provisions of the banking transaction contract separately executed by it as well as the provisions hereof.

[ii] The Guarantor will not assert any claim seeking discharge if the Bank, at its discretion, makes a change to or releases collateral or other guaranty.

[iii] The Guarantor will not set off any of its obligations against the Debtor’s deposits with the Bank or other amounts owed by the Bank to the Debtor.

[iv] In the event that the Guarantor fulfills its guarantee obligations hereunder, any rights obtained by it from the Bank as a result of subrogation shall not be exercised by the Guarantor without consent from the Bank as long as the transaction between the Debtor and the Bank remains in effect. The Guarantor shall, upon request by the Bank, assign to the Bank any such right or its order of priority without charge.

[v] If the Guarantor undertakes or will undertake any guarantee other than the guaranty hereof for the Debtor’s obligations to the Bank, the aggregate guaranteed amount shall, unless otherwise specially provided, be the sum of those guarantees, and such other guarantees shall not be affected by the guaranty hereof.

Article 6 (Creation of Notarial Deed)

The Debtor and the Guarantor shall, promptly upon request by the Bank, take necessary actions to create a notarial deed with an agreement to compulsory execution for the obligations under the provisions hereof.

Period.

2

Seal

3

Special Provisions

4

(For reference)

Interest shall be calculated using the following formula whether in an ordinary year or in a leap year:

Principal (the minimum denomination for the purpose of interest calculation is 100 yen) x number of days x interest rate per annum / 365 = amount of interest (a fraction of one yen will be disregarded)

1

商流タームローンに関するご留意事項
（重要事項説明資料）

2 三菱東京UFJ銀行

3

1. 商流タームローンについて

「商流タームローン(実績連動型)」は、貴社が保有する売掛債権のうち弊行の口座に入金された金額に応じて、貴社の有効な売掛債権入金額(以下、「入金実績金額」といいます。)を算出し、「商流タームローン契約書で定めた基準値≦入金実績金額」を維持していただくことで、基準金利を維持するスキームです。
基準値とは前暦月末日における本件借入の未返済の借入残高をさします。

ご導入されるか否かは、通常の銀行借入との相違点や商流タームローン(実績連動型)の商品性を十分にご確認の上、貴社ご自身の責任と意思に基づきご判断下さいますようお願い致します。

4 【ご参考】「商流タームローン」と「証書貸付取引」の比較

5 項目	6 スキーム	7 証書貸付取引
基本契約内容(期限・約定返済)	銀行取引約定書・金銭消費貸借契約証書に定められている事項に該当しない場合でも、「本契約書で規定した基準値＞入金実績金額」となった場合、金利を引き上げさせていただきます。	銀行取引約定書・金銭消費貸借契約証書に定められている事項に該当しない限り、当初の約定返済を最終返済期限まで継続いただきます。
入金実績金額	弊行への入金実績に基づき算出されるものです。	ありません。
商流タームローン取引手数料	契約締結時、弊行へ手数料をお支払いただきます。	ありません。

8 ○詳細につきましては、提案書・契約書にてご確認下さい。

10

2. 商品性に関する留意点

①「入金実績金額」算出の対象となる売掛債権は円貨建売掛債権に限ります。以下のような債権は対象外となります。
- ・他に譲渡され、または譲渡担保、質権その他担保に供された債権 (例:ファクタリング債権)
- ・弊行が認定する貴社グループ会社(含む、お客様本支店間)への債権
- ・あらかじめ契約書に記載された弊行の口座以外に入金された債権　など

なお、他に譲渡され、または譲渡担保、質権その他担保に供された債権が発生した場合は、速やかに弊行担当者までご連絡下さいますようお願い致します。

②「適格売掛先」「除外売掛先」を選定する場合、契約後の社名変更があれば速やかに弊行担当者までご連絡下さいますようお願い致します。

③電子記録債権の決済資金は、当該電子記録債権の支払企業名義で入金されます。
適格売掛先が、貴社に対して電子記録債権を譲渡する形で支払いを行った場合、支払企業名義での入金となる為、借入可能限度額が減少する可能性があります。速やかに弊行担当者までご連絡ください。

④「入金実績金額」は、毎月、見直します。算出に当たっては、弊行が定めた掛目を使用します。

⑤「入金実績金額」は毎月20日迄(休業日の場合、翌銀行営業日)に貴社へ通知します。

⑥「入金実績金額」は増加することも、減少することもあります。「入金実績金額」が減少し、「基準値＞入金実績金額」となった場合は、当該判定が行われた日の直後に到来する金利支払日に適用される金利を引き上げさせていただきます。基準値とは前暦月末日における本件借入の未返済の借入残高をさします。
尚、本商品はお借入を約束したものではございません。
なお、当該判定が行われる日と金利支払日が同一になることもあります。

⑦契約遵守条項、並びに当該遵守条項に抵触した場合の取扱いについて規定がございます。

⑧本商品は弊行が貸出の継続をお約束する商品ではなく、貴社の信用状況その他の事由により、貸出の継続ができない場合があります。

⑨本商品は、運転資金を支援するものです。決算資金・納税資金・設備資金を支えるものではありません。

⑩弊行にお支払いいただいた商流タームローン取引手数料の全部 または一部の返還を請求することはできません。

⑪契約締結時には、所定の審査手続きがございます。審査結果によってはご希望に添えない場合があります。なお、審査の内容についてはお答え致しかねますので、あらかじめご了承下さい。

3. 契約締結に関する注意点

11

①貴社が本商品を導入する行為が会社法における「多額の借財」に該当する場合がございます。
契約締結にあたりましては、貴社定款等をご確認の上、必要な貴社社内手続きを完了して下さいますようお願い致します。
②本商品の導入が他の融資取引の実行もしくは更新の条件となること、または、弊行の他商品の導入が本商品の実行の条件となることはありません。
③弊行が契約している指定紛争解決機関 一般社団法人　全国銀行協会　相談室
電話番号 0570-017109または03-5252-3772
受付時間／月～金曜日9:00～17:00(祝日、12/31～1/3等を除く)

平成　　年　　月　　日 12

商流タームローン(実績連動型)の商品性および、本書面(重要事項説明資料)の内容について、貴行より説明を受け、内容を全て理解致しました。

13

住所　〒108-0075 東京都港区港南2-12-23
明産高浜ビル７Ｆ
会社名　株式会社ＵＢＩＣ
代表者名　代表取締役 守 本 正 宏

14 印
取引印

15

＜銀行使用欄＞

検印	実施	印鑑照合

9 (スキーム①)

1

IMPORTANT MATTERS ON DISTRIBUTION CHANNELS TERM LOAN

(Statement of Important Matters)

2

The Bank of Tokyo-Mitsubishi UFJ

3

1. Distribution Channels Term Loan

“Distribution Channels (Results-Based) Term Loan” is a scheme under which your applicable amounts of receivables paid (hereinafter referred to as “Amounts of Credit Results”) will be calculated based on amounts credited to your account with the Bank for your receivables and a base rate will be maintained by keeping the status of “a reference value as set forth in the Distribution Channels Term Loan Agreement < an Amount of Credit Results.”

A reference value refers to the outstanding loan balance of the Borrowing as at the end of the preceding calendar month.

You are recommended to consider the Borrowing at your own responsibility and judgment before utilizing this product, taking full account of differences from ordinary bank loans and the nature of a distribution channels (results based) term loan

4

[For reference] Comparison of Distribution Channels Term Loan and Loan on Deed

5

Description

Principal terms (due dates and agreed repayments)

Amount of Credit Result

Fee for Transaction of Distribution Channels

6

Scheme

For any cases which do not fall under a banking transaction contract or loan agreement, but which result in the status of “a reference value as set forth in the agreement > an Amount of Credit Results,” the Bank will increase an interest rate.

The amount will be calculated based on the result of credits made to an account with the Bank.

You are required to pay a fee to the Bank upon signing.

7

Loan on Deed

Except for cases that fall under a banking transaction contract or loan agreement, the same repayments as an initial repayment will be made until the due date for the last repayment.

Nothing applicable

Nothing applicable

8

For further details, please see your proposal or agreement.

9

(Scheme [1])

10

2. Important Matters about the Nature of Product

[1] Receivables to be considered for the purpose of calculating an Amount of Credit Results shall be limited to yen-denominated receivables, which do not include, without limitation, the following receivables:

• Receivables which are transferred to any other person, or mortgaged, pledged or otherwise used as collateral (e.g. factored receivables).

• Receivables from your group companies (including those between the head office and branches) as approved by the Bank.

• Receivables for which payments are collected into an account other than such account with the

Bank as set forth in an agreement.

In the event of any receivables which are transferred to any other person, or mortgaged, pledged or otherwise used as collateral, you will be required to notify your contact representative promptly thereof.

[2] If there are “Approved Trade Debtors” and/or “Excluded Trade Debtors” selected, you will be required to notify your contact representative promptly when any change in a company name occurs after the execution of an agreement.

[3] Any amounts for settlement of electronically recorded receivables will be credited in the name of remitters of such electronically recorded receivables. If any Approved Trade Debtor makes a payment to you by way of transfer of its own electronically recorded receivables, the amount of such receivables will be credited in the name of a corresponding remitter(s), which may lead to a decrease in the borrowing limit. Please notify your contact representative promptly.

[4] An “Amount for Credit Results” will be reviewed on a monthly basis. For the purpose of calculating the amount, the Bank will use its designated Assessment Rate.

[5] The Bank will inform you of an “Amount of Credit Results” no later than the 20th day of each month (if the day falls on a non-business day, the next bank business day).

[6] An Amount of Credit Results may increase and may decrease. If any decrease in an Amount of Credit Results results in the status of “an reference value > an Amount of Credit Results,” the interest rate applicable to the interest payment date occurring immediately after the date the assessment is made for such Amount of Credit Results will be increased. A reference value refers to the outstanding loan balance of the Borrowing as at the end of the preceding calendar month.

Please note that this product does not constitute a promise that the Bank will undertake a loan.

The date of assessment mentioned above may in certain cases be the same as an interest payment date.

[7] Please note that agreement compliance provisions, and provisions applicable to the violation thereof will apply.

[8] This product does not constitute a promise that the Bank will continue a loan, and the Bank may no longer be able to continue a loan by reason of your credit standing or for any other reason.

[9] This product is intended to provide financial assistance for working capital, and not for the purpose of funds for term-end settlement of accounts and/or bonus, or tax payment or equipment funds.

[10] You may not claim a refund of all or a portion of the Fee for Term Loan Transaction of Distribution Channels paid by you to the Bank.

[11] Before the execution of agreement, the Bank needs to complete applicable review process. Depending on the result of the review, we may not be able to meet your request. Please note that we cannot provide the details of the review.

11

3. Important Matters When Signing

[1] Utilization by you of this product may constitute the “borrowing of a significant amount” under the Companies Act. Please refer to your articles of incorporation and other documents and complete any necessary internal process before the execution of agreement.

[2] No execution or renewal of any other loan transaction shall be conditional upon you utilizing this product, and no execution of this product shall be conditional upon you utilizing any other product of the Bank.

[3] The Bank appoints as its designated disputes settlement organization: JBA Customer Relations Center

Tel: 0570-017109 or 03-5252-3772

Office hours: 9:00 to 17:00, Monday through Friday (excluding national holidays, December 31 to January 3, etc.)

12

Month Date, Year

I have received from the Bank an explanation of, and fully understand, the nature of product of a distribution channels (results-based) term loan, and the content of this document (Statement of Important Matters).

13

Address	Meisan Takahama Building 7F, 2-12-23 Kounan, Minato-ku, Tokyo 108-0075, Japan

Company name	UBIC, Inc.

Representative name	Masahiro Morimoto, CEO and Chairman of the Board

14

Seal

for bank transactions

15

BANK TO COMPLETE THIS SECTION

Reviewed

Implemented

Seal impression verified

4. 清算金

清算金の金額は次の算式にしたがって計算されるものとします。ただし、算式に基づく金額がマイナスとなる場合は、清算金は発生しないものとします。

期限前返済額 × （本借入金の市場利率 ※1 － 期限前返済時における市場利率 ※2）
× 期限前返済時の残存期間（日数）※3 ／ 365 日

※1 銀行が市場から調達する利率
※2 残存期間において銀行が市場で再運用可能な利率
※3 期限前返済日から次回利率見直し日（利率見直しがない場合は最終返済期限）までの期間

5. 期限の利益喪失

債務者が期限の利益を喪失した場合にも、銀行からの請求があり次第、前項によって計算される清算金を銀行に支払うものとします。

以 上

（TIBOR連動貸・証貸）

銀 行 使 用 欄

番号 155-000100880★
日時 27/01/29 18:08:54

検閲	実施	印鑑照合

10002 12.05 (10Y)

1

STAMP

200 YEN

2

Branch No.

588

3

Customer No.

2034628

4

Transaction No.

5

February 5, 2015

6

Special Terms

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Address	Meisan Takahama Building 7F, 2-12-23 Kounan, Minato-ku, Tokyo 108-0075, Japan

Debtor	UBIC, Inc. Masahiro Morimoto, CEO and Chairman of the Board	Seal

Address

Joint and Several Guarantor		Seal

Address

Joint and Several Guarantor		Seal

7

The parties agree upon the following special terms concerning the amount borrowed (hereinafter referred to as the “Amount of Borrowing”) from the Bank of Tokyo-Mitsubishi UFJ, Ltd. (hereinafter referred to as the “Bank”) under the Loan Agreement dated February 5, 2015

(hereinafter referred to as the “Original Agreement”). These Special Terms supplement the Original Agreement, and in the event of any conflict between the Original Agreement and these Special Terms, the provisions of these Special Terms shall prevail over the provisions of the Original Agreement.

8

Provisions

1. Applicable Interest Rate

(1) An Applicable Interest Rate shall be 0.300 % per annum above a Base Rate (as set forth in Paragraph (2) of this Article) announced two (2) bank business days before the date of borrowing or a rate review date, and shall be calculated on a daily basis based on a 365-year. An Applicable Interest Rate shall be reviewed on each interest payment date.

(2) A Base Rate shall be an interest rate for Japanese yen displayed by the Bank on the Reuters screen page 58143 for each Interest Period as set forth in Article 2 below.

If a period between the date of borrowing and the next rate review date does not to correspond to a period as set forth in Article 2 below, a Base Rate shall be reasonably determined by the Bank for such period based on an offered rate for monetary loan transactions in yen in financial markets

If the relevant page does not appear for any reason, a rate displayed on any successor or alternative page of the service shall be a Base Rate.

2. Interest Period

An Interest Period shall be a period of one (1) month, and an Applicable Interest Rate shall be reviewed for each such period pursuant to the preceding Article.

3. Earlier Repayment

The Debtor agrees that it may not make any non-contractual advance or earlier repayment for the Amount of Borrowing; provided that if the Debtor makes a non-contractual advance or earlier repayment for any compelling reason with the consent of the Bank, the Debtor shall, in addition to any interest accrued prior to the date of earlier repayment, pay the settlement amount as set forth in the next Article immediately upon demand by the Bank.

4. Settlement Amount

The Settlement Amount shall be calculated using the following formula. If the resulting value of the formula is negative, there shall be no Settlement Amount payable.

Earlier repayment amount x (market rate for the Amount of Borrowing*(1) - market rate at the time of earlier repayment*(2)) x period (number of days) remaining at the time of earlier repayment*(3) / 365 days

*(1)                A market rate for the Bank’s financing.

*(2)                An interest rate at which the Bank can make a loan in a market for the remaining period.

*(3)                The period between the date of earlier repayment and the next rate review date (if no rate review is made, the due date for the last repayment).

5. Forfeiture of Benefit of Time

If the Debtor forfeits the benefit of time, the Debtor shall, upon demand by the Bank, pay to the Bank the Settlement Amount as calculated pursuant to the preceding Article.

Period.

2

TIBOR Loan / Loan on Deed

3

BANK TO COMPLETE THIS SECTION

4

Number   155-000100880★

Time and Date   18:08:54, 01/29/2015

5

Reviewed

Implemented

Seal impression verified